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                                                                  EXHIBIT (e)(1)

                      DISTRIBUTION AND SERVICING AGREEMENT

        AGREEMENT made effective as of the 1st day of September, 2004 between Security Capital Real Estate Mutual Funds Incorporated (the "Company"), a Maryland corporation having its principal place of business at 11 S. LaSalle Street, 2nd Floor, Chicago, Illinois 60603, and One Group Dealer Services, Inc., a Delaware corporation ("Distributor") having its principal place of business at 1111 Polaris Parkway, Columbus, Ohio 43271-1235.

        WHEREAS, the Company is an open-end management investment company, organized as a Maryland corporation and registered with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940 (the "1940 Act") and issues registered shares of Security Capital U.S. Real Estate Shares (the "Fund"); and

        WHEREAS, it is intended that Distributor act as the distributor of the units of beneficial interest ("Shares") of the Fund.

        NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

        1.      Distribution and Shareholder Services

        1.1 The Fund hereby appoints the Distributor as principal underwriter in connection with the offering and sale of the Shares of the Fund covered by the registration statement and prospectuses of the Company then in effect under the Securities Act of 1933, as amended (the "Securities Act"). As used in this Agreement, the term "registration statement" shall mean Parts A (the prospectuses), B (the Statement of Additional Information) and C of each registration statement that is filed on Form N-1A, or any successor thereto, with the Commission, together with any amendments thereto. The term "prospectus" shall mean each form of prospectus and statement of additional information used by the Fund for delivery to shareholders and prospective shareholders after the effective dates of the above referenced registration statements, together with any amendments and supplements thereto.

        1.2 The Distributor, as agent for the Fund, agrees to: (1) provide services to the Fund primarily intended to result in the sale of the Shares; (2) use appropriate efforts to solicit orders for the sale of the Shares; (3) accept orders for the purchase of the Shares on behalf of the Fund; and (4) undertake such advertising and promotion as it believes reasonable in connection with such solicitation (collectively, "Distribution Services"). The Distributor shall comply with all applicable federal and state laws and offer the Shares of the Fund on an agency or "best efforts' basis under which the Fund shall issue only such Shares as are actually sold. The Company understands that Distributor is and may in the future be the distributor of other investment companies or series (together, "Other Companies") including Other Companies having investment objectives similar to those of the Company. The Company further understands that investors and potential investors in the Company may invest in shares of such Other Companies.

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The Company agrees that Distributor's duties to such Other Companies shall not be deemed in conflict with its duties to the Company under this paragraph 1.2.

        1.3 Distributor shall provide ongoing shareholder liaison services, including responding to shareholder inquiries, providing shareholders with information on their investments, and any other services now or hereafter deemed to be appropriate subjects for the payment of "service fees' under Rule 2830 of the Conduct Rules of the NASD (collectively, "Shareholder Services").

        1.4 In its capacity as distributor of the Shares, all activities of Distributor and its partners, agents, and employees shall comply with all applicable laws, rules and regulations, including, without limitation, the 1940 Act, all rules and regulations promulgated by the Commission thereunder and all rules and regulations adopted by any securities association registered under the Securities Exchange Act of 1934 (the "Exchange Act"). Distributor may, without further consent on the part of the Company, subcontract for the performance of any Distribution Services with any affiliated or unaffiliated entity that is duly registered as a broker or dealer pursuant to Section 15 of the Exchange Act or any "bank" as that term is defined in Section 3(a)(6) of the Exchange Act that is exempt from registration as a broker or dealer (collectively, "Financial Institutions") and subcontract for the performance of any Shareholder Services with any Financial Institution or other third-party organization, provided that Distributor shall be fully responsible to the Company for the acts and omissions of any party with whom it contracts.

        1.5 Distributor will act only on its own behalf as principal if it chooses to enter into selling agreements with selected dealers or others.

        1.6 Distributor will transmit any orders received by it for purchase or redemption of the Shares to the transfer agent for the Fund.

        1.7 Whenever in their judgment such action is warranted by unusual market, economic or political conditions, or by abnormal circumstances of any kind, the Company's officers, upon prior notice to the Distributor, may decline to accept any orders for, or make any sales of, the Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

        1.8. Distributor shall distribute the Fund's prospectus to prospective investors and, upon request of such prospective investors, the Fund's statement of additional information. Distributor shall pay the cost of printing and mailing the Fund's prospectus and statement of additional of information to prospective investors. The Distributor may also prepare and distribute other sales literature, reports, forms and advertisements in connection with the sale of the Shares provided such materials comply with the applicable provisions of federal and state law. In connection with sales and offers of sales of Shares, the Distributor shall give only such information and make only such statements or representations as are contained in the Fund's prospectus, statement of additional information, or in information furnished in writing to the Distributor by the Company, and the Fund shall not be responsible in any way for any other information, statements or representations given or made by the Distributor or its representatives

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or agents. Except as specifically provided in this Agreement, the Company shall bear none of the expenses of the Distributor in connection with its offer and sale of the Shares.

        1.9 The Company agrees at its own expense to register the Shares with the Commission, state and other regulatory bodies, and to prepare and file from time to time such prospectuses, statements of additional information, amendments, reports and other documents as may be necessary to maintain the Registration Statement. The Company shall at its own expense execute any and all documents and furnish any and all information and otherwise take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale under the laws of states ("Blue Sky Laws") as are designated on Schedule A as amended from time to time. Distributor's duties under this Agreement do not include qualifying the Shares under Blue Sky Laws, it being understood that the Company has delegated such duties to the Company's administrator. The Company shall bear all expenses related to preparing and typesetting such prospectuses, statements of additional information, and other materials required by law and such other expenses, including printing and mailing expenses, related to the Company's communications with persons who are shareholders of the Fund.

2.      Shares Subject to a Rule l2b-1 Fee

        2.1 Under this Agreement, the following provisions shall apply with respect to Shares of classes of the Fund's Shares, that are subject to a fee under the Distribution and Service Plan under Rule 12b-1 ("Plan") as described in the Fund's prospectuses ("Distribution Plan Class"):

                (a) The public offering price of the Shares shall be the net asset value per share of the outstanding Shares. The Company shall furnish or cause its administrator to furnish the Distributor with the net asset value promptly upon each calculation thereof..

                (b) Distributor shall receive from the Company all distribution and service fees, as applicable, at the rate and under the terms and conditions set forth in the Plan, as such Plan may be amended from time to time, and subject to any further limitations on such fees as the Board may impose. The Distributor's right to payment of distribution and service fees on such Shares shall continue after termination of this Agreement, subject only to the continued effectiveness of the applicable Plan (such effectiveness controlled exclusively by the terms of the Plan).

                (c) The Distributor may reallow any or all of the distribution or service fees which it is paid by the Company with respect to each Distribution Plan Class of the Fund to such brokers, dealers and other financial institutions and intermediaries as the Distributor may from time to time determine.

3.      Term, Duration and Termination

        This Agreement shall become effective September 1, 2004 and, unless sooner terminated as provided herein, shall continue until April 30, 2005. Thereafter, if not terminated, this Agreement shall continue automatically for successive one-year terms, provided that such continuance is specifically approved at least annually by (a) the vote of a majority of those

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members of the Company's Board of Directors who are not parties to this
Agreement or interested persons of any such party, cast in person at a meeting for the purpose of voting on such approval and (b) the vote of the Company's Board of Directors or the vote of a majority of the outstanding voting securities of such Fund. This Agreement may be terminated without penalty, on not less than 60 days prior written notice, by the Company's Board of Directors, by vote of a majority of the outstanding voting securities of the Company or by the Distributor. This Agreement will also terminate automatically in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities", "interested persons" and "assignment" shall have the same meanings as ascribed to such terms in the 1940 Act.)

4.      Miscellaneous

        4.1 The Company shall furnish from time to time, for use in connection with the sale of the Shares, such information with respect to the Fund and the Shares as Distributor may reasonably request; and the Company warrants that the statements contained in any such information shall fairly show or represent what they purport to show or represent. The Company shall also furnish Distributor upon request with: (a) audited annual report to shareholders and unaudited semi-annual statements of the Fund's books and accounts prepared by the Company and (b) from time to time such additional information regarding the financial condition of the Fund as Distributor may reasonably request.

        4.2 The Company represents to Distributor that, with respect to the Shares, all registration statements and prospectuses filed by the Company with the Commission under the Securities Act have been prepared in conformity with requirements of said Act and rules and regulations of the Commission thereunder and Blue Sky Laws. The registration statement and prospectuses contain all statements required to be stated therein in conformity with said Act and the rules and regulations of said Commission and all statements of fact contained in any such registration statement and prospectuses are true and correct. Furthermore, neither any registration statement nor any prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares. The Company shall not file any amendment to any registration statement or supplement to any prospectus without giving Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Company's right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Company may deem advisable, such right being in all respects absolute and unconditional.

        4.3 The Company authorizes Distributor and Financial Institutions to use any prospectus in the form furnished from time to time in connection with the sale of the Shares. The Company agrees to indemnify, defend and hold Distributor, its several directors, officers and employees, and any person who controls Distributor within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which Distributor, its directors, officers and employees, or any such controlling person, may incur under the Securities Act or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement,

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of a material fact contained in any registration statement or any prospectus, or arising out of or based upon any omission, or alleged omission, to state a material fact, required to be stated in either any registration statement or any prospectus, or necessary to make the statements in either thereof not misleading; provided, however, that the Company's agreement to indemnify Distributor, its directors, officers or employees, and any such controlling person, shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any statements or representations as are contained in any prospectus and in such financial and other statements as are furnished in writing to the Company by Distributor and used in the answers to the registration statement or in the corresponding statements made in the prospectus, or arising out of or based upon any omission or alleged omission to state a material fact in connection with the giving of such information required to be stated in such answers or necessary to make the answers not misleading;
and further provided that the Company's agreement to indemnify Distributor and the Company's representations and warranties hereinbefore set forth in paragraph
4.2 shall not be deemed to cover any liability to the Company or its Shareholders to which Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of Distributor's reckless disregard of its obligations and duties under this Agreement. The Company's agreement to indemnify Distributor, its directors, officers and employees and any such controlling person, as aforesaid, is expressly conditioned upon the Company being notified of any action brought against Distributor, its officers or employees, or any such controlling person, such notification to be given by letter or by facsimile addressed to the Company at its principal office in Chicago, Illinois and sent to the Company by the person against whom such action is brought, within 10 business days after the summons or other first legal process shall have been served. The failure to so notify the Company of any such action shall not relieve the Company from any liability which the Company may have to the person against whom such action is brought by reason of any such untrue, or allegedly untrue, statement or omission, or alleged omission, otherwise than on account of the Company's indemnity agreement contained in this paragraph 4.3. The Company will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Company and approved by Distributor, which approval shall not be unreasonably withheld. Such counsel shall consult with Distributor and give the Distributor the opportunity to review any documents prepared by such counsel prior to filing the same with the court. In the event the Company elects to assume the defense of any such suit and retain counsel of good standing approved by Distributor, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Company does not elect to assume the defense of any such suit, or in case Distributor does not approve of counsel chosen by the Company, the Company will reimburse Distributor, its directors, officers and employees, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by Distributor or them. The Company shall not, without the written consent of Distributor, consent to entry of any judgement or enter into any settlement. Any judgement or settlement shall include as an unconditional term the giving by the claimant or plaintiff to Distributor and its directors, officers and employees, or any such controlling person, of a release from all liability in respect to such claim or litigation. The Company's indemnification agreement contained in this paragraph
4.3 and the Company's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Distributor, its directors, officers and employees, or

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any controlling person, and shall survive the delivery of any Shares and the termination of this Agreement.

        This Agreement of indemnity will inure exclusively to Distributor's benefit, to the benefit of its several directors, officers and employees, and their respective estates, and to the benefit of the controlling persons and their successors. The Company agrees promptly to notify Distributor of the commencement of any litigation or proceedings against the Company or any of its officers or Directors in connection with the issue and sale of any Shares.

        4.4 Distributor agrees to indemnify, defend and hold the Company, its several officers and Directors and any person who controls the Company within the meaning of Section 15 of the Securities Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Company, its officers or Directors or any such controlling person, may incur under the Securities Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Company, its officers or Directors or such controlling person resulting from such claims or demands, shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by Distributor to the Company and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectuses, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by Distributor to the Company required to be stated in such answers or necessary to make such information not misleading. Distributor's agreement to indemnify the Company, its officers and Directors, and any such controlling person, as aforesaid, is expressly conditioned upon Distributor being notified of any action brought against the Company, its officers or Directors, or any such controlling person, such notification to be given by letter or facsimile addressed to Distributor at its principal office in Columbus, Ohio, and sent to Distributor by the person against whom such action is brought, within 10 business days after the summons or other first legal process shall have been served. Distributor shall have the right of first control of the defense of such action, with counsel of its own choosing, satisfactory to the Company, if such action is based solely upon such alleged misstatement or omission on Distributor's part, and in any other event the Company, its officers or Directors or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure to so notify Distributor of any such action shall not relieve Distributor from any liability which Distributor may have to the Company, its officers or Directors, or to such controlling person by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than on account of Distributor's indemnity agreement contained in this paragraph 4.4.

        4.5 No Shares shall be offered by either Distributor or the Company under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Company if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act or if and so long as a current prospectus as required by Section 10(b)(2) of said Act is not on file with the Commission; provided, however, that nothing contained in this paragraph 4.5 shall in any way restrict or have an application to or bearing upon the Company's

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obligation to repurchase Shares from any Shareholder in accordance with the provisions of the Company's prospectuses, Articles of Incorporation, or Bylaws.

        4.6 The Company agrees to advise Distributor as soon as reasonably practical by a notice in writing delivered to Distributor:

        (a) of any request by the Commission for amendments to the registration statement or prospectus then in effect or for additional information;

        (b) in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or prospectus then in effect or the initiation by service of process on the Company of any proceeding for that purpose;

        (c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement or prospectuses then in effect or which requires the making of a change in such registration statement or prospectus in order to make the statements therein not misleading; and

        (d) of all actions of the Commission with respect to any amendment to any registration statement or prospectuses which may from time to time be filed with the Commission.

                For purposes of this section, informal requests by or acts of the Staff of the Commission shall not be deemed actions of or requests by the Commission.

        4.7 The Company and the Distributor acknowledge and agree on behalf of themselves and their directors, officers and employees that they may receive from each other information, or access to information, about the customers or about consumers generally (collectively, "Customer Information") including, but not limited to, nonpublic personal information such as a customer's name, address, telephone number, account relationships, account balances and account histories. All information, including Customer Information, obtained pursuant to this Agreement shall be considered confidential information. Neither party shall disclose such confidential information to any other person or entity or use such confidential information other than to carry out the purposes of this Agreement, including its use under sections 248.14 and 248.15 of Regulation S-P (17 CFR
248.1 - 248.30) in the ordinary course of carrying out the purposes of the Distribution Agreement. The Distributor agrees to:

    a) Limit access to Customer Information which is obtained pursuant to this Agreement to employees who have a need to know such Customer Information to effect the purposes of this agreement;

    b) Safeguard and maintain the confidentiality and security of Customer Information which is obtained pursuant to this Addendum; and

    c) Use Customer Information obtained pursuant to this Agreement only to carry out the purposes for which the Customer Information was disclosed and for no other purpose.

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        The Distributor shall not directly or through an affiliate, disclose an account number or similar form of access number or access code for an account for use in telemarketing, direct mail marketing, or marketing through electronic mail, except as permitted in Section 248.12 of Regulation S-P.

        4.8 This Agreement shall be governed by the laws of the State of Ohio.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first written above.


SECURITY CAPITAL REAL ESTATE              ONE GROUP DEALER SERVICES, INC.
MUTUAL FUNDS INCORPORATED

By:_________________________________      By:___________________________________

Title:______________________________      Title:________________________________

Date:_______________________________      Date:_________________________________

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                                   SCHEDULE A
                       STATES WHERE THE FUND IS QUALIFIED

                         All 50 States plus Puerto Rico

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